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                                                            EXHIBIT 99.(A)(1)(C)

                       SUMMARY OF TERMS OF OPTION EXCHANGE

     RESPONSE DUE BEFORE 12:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 5, 2001

        You must check your election, sign and date the Election Form and return the Election Form to Ana Drivon BEFORE 12:00 p.m., Pacific Daylight Time, on June 5, 2001 (or a later expiration date if Extensity, Inc. extends the offer). If you have any questions, please contact Ana Drivon.

        The following summarizes the principal terms and conditions of the Offer to Exchange outstanding stock options. Please read the enclosed Offer to Exchange as well because the information in this summary is not complete.

        WHICH OPTIONS ARE ELIGIBLE OPTIONS? All outstanding options granted under our 1996 Stock Option Plan and 2000 Nonstatutory Stock Option Plan (our "Option Plans"), and that are held by employees of Extensity, Inc. (the "Company") or one of our subsidiaries (each an "Eligible Participant"). If you wish to accept this Offer with respect to any options granted under our Option Plans (the "Eligible Options"), you must exchange ALL of your Eligible Options granted on or after December 4, 2000. For example, if you were granted an option on September 9, 1999 and a second option on December 12, 2000, and you elect to accept this Offer with respect to the September 9, 1999 option, you must exchange ALL of your shares subject to the December 12, 2000 option grant as well.

        WHO CAN PARTICIPATE IN THE EXCHANGE? You can elect to surrender for cancellation any Eligible Options if you are an Eligible Participant on June 5, 2001. Termination of your employment with the Company on or before June 5, 2001 will automatically revoke any election that you make to participate in this program.

        WHAT IF AFTER ACCEPTING THE OFFER AND TENDERING ONE OR MORE OF MY ELIGIBLE OPTIONS I, FOR WHATEVER REASON, AM NO LONGER EMPLOYED BY OR PROVIDE SERVICES TO THE COMPANY OR ONE OF THE COMPANY'S WHOLLY-OWNED SUBSIDIARIES ON THE GRANT DATE OF THE NEW OPTIONS? If you accept the Offer to exchange any of your Eligible Options and are subsequently, for any reason, no longer employed by us or one of our wholly-owned subsidiaries on the grant date for the New Options, any Short-Term Options that you receive for your Eligible Options will be cancelled and you will not receive any New Options for your Eligible Options that have been cancelled. Participation in this offer does not confer upon you the right to remain employed by or continue in service with us or any of our wholly-owned subsidiaries.

        HOW MANY OPTIONS WILL I RECEIVE? For those employees who elect to participate in the Offer, on June 6, 2001 (or a later date if Extensity extends the Offer) the Company will grant you a short-term option ("Short-Term Option") covering ten percent (10%) of the number of shares subject to your Eligible Options that were cancelled. The exercise price per share of the Short-Term Option will be equal to the closing price of the Company's Common Stock as reported on Nasdaq on June 6, 2001. The Short-Term Option will become 100% vested six (6) months after the date of grant (assuming your employment by or continuous service with the Company or one of its wholly-owned subsidiaries continues through that date) and will expire if not exercised



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before March 6, 2002 (or earlier if your employment by or services with the
Company or its wholly-owned subsidiaries terminates).

        On a date between December 6, 2001 and December 12, 2001 (or a later date if Extensity extends the Offer), subject to your continued employment by or continuous service with the Company or one of its wholly-owed subsidiaries, the Company will grant you a new option ("New Option") equal to ninety percent (90%) of the number of shares subject to your Eligible Options that were cancelled. The exercise price of the New Option will be the equal to the closing price of the Company's Common Stock as reported on Nasdaq on the date of grant. The number of option shares to be represented by the New Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between June 5, 2001 (or a later expiration date if Extensity, Inc. extends the offer) and the date the New Options are granted. You can view a summary of your stock option grant(s) by logging on to http://www.optionslink.com. If you are not sure how to log on, refer to Webint Legal/Stock for instructions on "How do I log on to OptionsLink?"

        WHEN WILL I RECEIVE MY NEW OPTIONS AND SHORT-TERM OPTIONS? The Short-Term Options will be granted on June 6, 2001 (or a later date if Extensity extends the Offer) and you will be able to see the options on OptionsLink.com within three weeks and we expect the agreement to be distributed within four weeks. The New Options will be granted on a date between December 6, 2001 and December 12, 2001 (or a later date if Extensity extends the Offer) and you will be able to see your New Options on OptionsLink.com within four weeks and we expect the agreement to be distributed within six weeks from the date of grant. Moreover, if you accept the Offer and exchange all or part of your Eligible Options, we cannot for accounting reasons grant you any additional stock options (other than the Short-Term Options) until, at the earliest, December 6, 2001.

        WHAT WILL BE THE EXERCISE PRICE OF THE SHORT-TERM OPTIONS AND THE NEW OPTIONS? The Short-Term Options will have an exercise price equal to the closing price of the Company's Common Stock as reported on Nasdaq on June 6, 2001 (or a later date if Extensity extends the Offer). The New Options will have an exercise price equal to the closing price of our Common Stock as reported on Nasdaq on the date of the grant. WHILE YOUR SHORT-TERM OPTIONS ARE LIKELY TO HAVE A LOWER EXERCISE PRICE THAN ELIGIBLE OPTIONS, WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. Therefore, we recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your options.

        WHAT WILL BE THE VESTING PERIOD OF THE SHORT-TERM OPTIONS AND THE NEW OPTIONS? All of the shares covered by the Short-Term Options will vest six (6) months after the date of grant (assuming your employment by or continuous service with the Company or one of its wholly-owned subsidiaries continues through that date). If you receive a New Option, each New Option will have the same vesting schedule as your applicable Eligible Option. In addition, the vesting commencement date for the New Options will be the original vesting commencement date of your applicable Eligible Option. If you elect to exchange multiple Eligible Option grants, you will receive multiple New Option grants, each with a vesting schedule the same as the applicable Eligible Option.



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        WHAT IS THE EXPIRATION DATE OF THE SHORT-TERM OPTIONS AND THE NEW
OPTIONS? The Short-Term Options will terminate on March 6, 2002 (or earlier if your employment by or services with the Company terminates). The New Options will have a maximum option term of ten years from the date of grant.

        WHAT DOES THE COMPANY RECOMMEND THAT I DO? The Board of Directors has approved this Offer. WHILE YOUR SHORT-TERM OPTIONS ARE LIKELY TO HAVE A LOWER EXERCISE PRICE THAN ELIGIBLE OPTIONS, WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. The Board of Directors recognizes that the decision to accept is an individual one that should be based on a variety of factors and you should consult with your personal advisors if you have questions about your financial or tax situation.

        WHAT HAPPENS TO YOUR ELIGIBLE OPTIONS IF YOU ACCEPT THE OFFER? If you accept our Offer, the Eligible Options that you choose to exchange will be cancelled and you will have no further right or interest in them, whether vested or unvested. If you choose to accept our Offer, in order to avoid adverse accounting consequences to the Company, all stock options granted to you since December 4, 2000 must be exchanged and you WILL NOT BE eligible to receive the New Options until December 6, 2001, at the earliest. On June 6, 2001 (or a later date if Extensity extends the Offer), the Company will grant you a Short-Term Option.

        WHAT IS THE TAX TREATMENT OF THE SHORT-TERM OPTIONS AND THE NEW OPTIONS? Each Short-Term Option and New Option will be a nonqualified stock option and, under U.S. tax laws, WILL NOT be eligible for the special tax treatment that applies to incentive stock options. You should consult with your personal advisors with respect to all tax matters. If you are an employee based outside of the United States, we recommend that you consult with your own tax advisor to determine the tax and social contribution consequences of this transaction under the laws of the country in which you live and work.

        WHAT HAPPENS IF I DON'T ACCEPT THE OFFER? If you do not accept the Offer, or if we do not accept the options you elect to exchange (see Question 20 in the Offer to Exchange), you will keep all of your Eligible Options, and you will not receive any Short-Term Options or New Options under this Offer. In that case, no changes will be made to your Eligible Options.

        CAN I CHANGE MY MIND? Yes. After you turn in the Election Form, you can change your election any time on or prior to the deadline by delivering a signed change in election form to Ana Drivon before 12:00 p.m., Pacific Daylight Time, on June 5, 2001 (unless Extensity, Inc. extends the deadline). Ana Drivon can provide you with a form for a change in election. You may contact her at (510) 594-5928 or adrivon@ extensity.com.


        WHAT DO I NEED TO DO? Whether you accept the Offer or not, you need to make your election, sign the Election Form and deliver the Election Form to Ana Drivon at Extensity before 12:00 p.m., Pacific Daylight Time, on June 5, 2001 (or a later expiration date if Extensity extends the Offer). The Election Form may be sent via mail or facsimile. Ana Drivon's direct facsimile number is
(510) 655-8326 and she is located at Extensity's corporate offices in Emeryville, California. Election Forms returned via e-mail and e-mail notices will be accepted. Please email your Election Form to Ana Drivon at adrivon@extensity.com. Election Forms must be received by Ana Drivon before 12:00 p.m., Pacific Daylight Time, on June 5, 2001 (or later expiration date if Extensity extends the Offer), not merely placed in the mail or other delivery system by the expiration time.



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